AMENDMENT NO. 5
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of October 29, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Counselor Series Trust (Invesco Counselor Series Trust), and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Contract to remove the following series portfolios: Invesco Structured Growth Fund, Invesco Structured Value Fund, Invesco Van Kampen Money Market Fund and Invesco Van Kampen Tax Free Money Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco Balanced Fund
Invesco California Tax-Free Income Fund
Invesco Core Plus Bond Fund
Invesco Dividend Growth Securities Fund
Invesco Equally-Weighted S&P 500 Fund
Invesco Floating Rate Fund
Invesco Fundamental Value Fund
Invesco Large Cap Relative Value Fund
Invesco Multi-Sector Fund
Invesco New York Tax-Free Income Fund
Invesco S&P 500 Index Fund
Invesco Select Real Estate Income Fund
Invesco Structured Core Fund
Invesco Van Kampen American Franchise Fund
Invesco Van Kampen Core Equity Fund
Invesco Van Kampen Equity and Income Fund
Invesco Van Kampen Equity Premium Income Fund
Invesco Van Kampen Growth and Income Fund
Invesco Van Kampen Pennsylvania Tax Free Income Fund
Invesco Van Kampen Small Cap Growth Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By: /s/ John M. Zerr

Name: John M. Zerr

Title: Senior Vice President

INVESCO TRIMARK LTD.

Sub-Adviser

By: /s/ Eric J. Adelson

Name: Eric J. Adelson

Title: Senior Vice President, Legal and
Secretary

By: /s/ Wayne Bolton

Name: Wayne Bolton

Title: Vice President, Compliance & Chief
Compliance Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By: /s/ Bernard Langer, /s/ Alexander Lehmann

Name: Bernard Langer, Alexander Lehmann

Title: Managing Directors

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By: /s/ [ILLEGIBLE]

Name:

Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By: /s/ Alexander M. Prout

Name: Alexander M. Prout

Title: President and CEO

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By: /s/ Ian Coltman, Mark Yesberg

Name: Ian Coltman, Mark Yesberg

Title: Head of Legal, Head of Product & Marketing

INVESCO HONG KONG LIMITED

Sub-Adviser

By: /s/ Anna Tong, Fanny Lee

Name: Anna Tong, Fanny Lee

Title: Directors

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By: /s/ Jeffrey H. Kupor

Name: Jeffrey H. Kupor

Title: Secretary & General Counsel

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